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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Edge Petroleum Corporation:

We consent to the incorporation by reference in the registration statement (No. 3333-61890) on Form S-8, the registration statement (No. 333-22571) on Form S-8, registration statement (No. 333-93209) on Form S-8 and registration statement (No. 333-79759) on Form S-3 of Edge Petroleum Corporation and subsidiaries of our report dated March 14, 2003, except as to Note 14, which is as of August 28, 2003, with respect to the consolidated balance sheets of Edge Petroleum Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2002, and all related financial statement schedules, which report appears in the December 31, 2002 annual report on Form 10-K of Edge Petroleum Corporation.

Our report contains an explanatory paragraph that states that, effective January 1, 2001, the Company changed its method of accounting for derivative instruments.


                                                         KPMG LLP



Houston, Texas
October 15, 2003